SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549


FORM 8-K

CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   January 9, 2004



Weirton Steel Corporation
(Exact name of registrant as specified in its charter)



Delaware              1-10244               06-1075442
(State or other jurisdiction (Commission    (IRS Employer
of incorporation or           File Number)   Identification
organization)                                    No.)


400 Three Springs Drive
Weirton, West Virginia                  26062-4997
(Address of principal executive offices)   (Zip Code)



Registrant's telephone number, including area code  (304) 797-2000



Item 5.  Other Events and Regulation FD Disclosure.

     On January 9, 2004, the Registrant announced that a raw material shortage will result in an impending curtailment of operations. The press release is attached hereto.




ATTACHMENT:

Contact: Gregg Warren, Director
Corporate Communications
and Government Relations
(304) 797-2828
Date: January 9, 2004


FOR IMMEDIATE RELEASE

COKE SHORTAGE FORCING WEIRTON STEEL TO CURTAIL OPERATIONS, IMPOSE LAYOFFS; CHINA'S STEEL INDUSTRY CONTRIBUTING TO PROBLEM

     WEIRTON, W.VA. ' Citing the global shortage of ironmaking coke, Weirton Steel Corp. today reported it will temporarily curtail certain operations which will lead to temporary layoffs.
     Operating reductions will include certain finishing and rolling processes, but the number of affected employees has yet to be determined. The situation also could cause the company to temporarily idle one of its two blast furnaces.
     'At this time, we cannot provide specifics on the number of layoffs or the degree of operating cutbacks. The well-publicized coke shortage fluctuates daily. However, as we move closer to mid-January, when we believe we'll feel the full effects of the shortage, we'll be able to make a more precise decision on operations and manpower,' said D. Leonard Wise, Weirton Steel chief executive officer.
     'The coke issue has impacted several other domestic steel producers, including several that already have reduced their operations. Our employees and our customers should know that we're working diligently to minimize any negative effects on them.'
     U.S. Steel, which is Weirton Steel's primary coke supplier, was forced last month to reduce coke shipments following a fire at a West Virginia coal mine which has not yet resumed operations. The mine provided metallurgical coal to U.S. Steel's coke making plant in Clairton, Pa.
     Reduced coke production from U.S. Steel has aggravated an already worldwide
shortage of coke.
     Coke is manufactured when metallurgical coal is baked in the absence of air.
This material is one of several components used in blast furnaces to help produce molten iron, which is mixed with other ingredients to produce raw steel.
     'We have contacted coal companies and coke sources throughout the world to help us overcome our coke shortage. Our attempts will not end until the problem is solved,' Wise explained.
     Weirton Steel annually uses approximately 1.2 million tons of coke in its ironmaking operations.
     Adding to the coke situation is China's increasing demand for the material to feed its massive steelmaking operations.
     According to a recent steel analyst report, China produced 129 million tons of steel in 2000. This year, the country is expected to produce 265 million tons. The report also stated that China is spending approximately $29 billion per year on steel industry expansion.
     Weirton Steel is the fifth largest U.S. integrated steel company and the nation's second largest producer of tin mill products. The company, which employs 3,300, filed for bankruptcy protection on May 19, 2003.
                         -------------

                    SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEIRTON STEEL CORPORATION
Dated: January 12, 2004
By:                                 /s/ William R. Kiefer
                                       William R. Kiefer
                                       General Counsel
                                       and Secretary